EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-87232) and Forms S-8 (Nos. 333-83282, 333-30870 and 333-36140) of Therma-Wave, Inc. of our report dated April 26, 2002, except for the section on Restatement of Financial Results in Note 1, as to which the date is May 2, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
May 2, 2003